Exhibit 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

Right to Purchase 125,000 shares of Common Stock of Silver Dragon Resources, Inc. (subject to adjustment as provided herein)

CLASS B COMMON STOCK PURCHASE WARRANT

No. MAR 06-1	Issue Date: March 31, 2006

SILVER DRAGON RESOURCES, INC., a corporation organized under the laws of the State of Delaware (the ''Company''), hereby certifies that, for value received, HELLER CAPITAL INVESTMENTS LLC. or its assigns (the ''Holder''), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth anniversary of such date (the ''Expiration Date''), 125,000 fully paid and nonassessable shares of Common Stock at a per share purchase price of $2.00.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the ''Purchase Price.''  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price without the consent of the Holder.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the ''Subscription Agreement''), dated March 23, 2006, entered into by the Company and Holders.  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

The term ''Company'' shall mean Silver Dragon Resources, Inc. and any corporation which shall succeed or assume the obligations of Silver Dragon Resources, Inc. hereunder.

(b)

For purposes of this Warrant, ''Common Stock'' means the Common Stock of the Company, and all other securities of any class of classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

(c)

The term ''Warrant Shares'' shall mean the Common Stock issuable upon exercise of this Warrant.

This Warrant is subject to the following terms and conditions:

1.

Exercise.  This Warrant may be exercised by the Holder hereof on a cash basis (but only on the conditions hereinafter set forth) as to all or any increment or increments of the Warrant Shares upon delivery of written notice of intent to exercise in the form attached hereto as Exhibit ''A'' to the Company at the Company's address set forth below or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and cash or bank draft payable to the Company for the aggregate Purchase Price of the Warrant Shares so purchased.  Upon exercise of this Warrant, the Company shall as promptly as practicable, and in any event within thirty (30) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder.  If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

2.

Covenants and Conditions.  The above provisions are subject to the following:

(a)

Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws (''Blue Sky Laws'').  This Warrant and the Warrant Shares have been issued in reliance on an exemption from registration under the Securities Act provided by Rule 506 promulgated thereunder, and an exemption from registration under applicable Blue Sky Laws, and the Warrant and the Warrant Shares may be resold in accordance with such provisions, in addition to any other rule or statute which may permit such Warrant and Warrant Shares to be resold.  This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws.  Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Warrant Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

 (b)

The Company covenants and agrees that all Warrant Shares that may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.  The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

(c)

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Warrant Shares issued upon exercise of this Warrant with applicable federal and state securities laws.  In furtherance of the foregoing, the Holder represents and warrants:

(i)

The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

(ii)

The Holder is acquiring this Warrant, and will acquire the Warrant Shares, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that this Warrant has not been, and the Warrant Shares will not be, registered under the Securities Act or any Blue Sky Laws by reason of exemptions from the registration provisions of the Securities Act and such Blue Sky Laws that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations;

(iii)

The Holder is familiar with the provisions of Rule 144 under the Act which permits the limited resale of restricted securities, subject to the satisfaction of certain conditions;

(iv)

The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities, financial statements and any other documents requested by the Holder.  The Holder has also had an opportunity to ask questions of officers of the Company, which were answered to its satisfaction.

3.

Adjustment.

(a)

The number of Warrant Shares purchasable hereunder are subject to adjustment from time to time, as follows:

(i)

If the Company at any time subdivides its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately increased.  If the Company at any time combines its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately decreased.

(ii)

If the Company at any time pays a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (i)) of Common Stock, then the number of Warrant Shares issuable pursuant to this Warrant will be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution of stockholders to that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable immediately prior to such date of determination by a fraction (i) the numerator of which will be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, calculated on a fully diluted basis, and (ii) the denominator of which will be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, calculated on a fully diluted basis.

(iii)

The number of shares reserved for issuance pursuant to this Warrant will automatically be adjusted without further action by the Company in the event of any adjustment of the number of Warrant Shares issuable pursuant to this Warrant.

(b)

In the event of a merger, consolidation, recapitalization, combination or exchange of Common Stock occurring after the date hereof pursuant to which the Company is not the surviving entity (an ''Acquisition''), the Company covenants that it will obtain from the acquiring entity, as a condition to the closing of such transaction or event, the right for the Holder to exchange this Warrant, at its sole option and in lieu of exercise hereof, for a warrant to purchase the equivalent number of shares of the equivalent class of shares of the acquiring entity on a fully diluted basis.  The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant.  If, as a result of such Acquisition, the shareholders of the Company immediately prior to such Acquisition own at least a majority of the shares of voting capital stock, assuming full exercise or conversion of all securities exercisable for or convertible into such voting capital stock, outstanding after such Acquisition and are entitled upon liquidation to receive a majority of the assets of the surviving entity, then the method of calculating the number of Warrant Shares set forth in the first Paragraph hereof shall remain unaffected; otherwise, this Warrant shall, after such Acquisition, permit the Holder to purchase that percentage of Warrant Shares or other consideration of the acquiring entity which the Holder would be entitled to receive as a result of such merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised in full immediately prior to such merger, consolidation, recapitalization, combination or exchange of shares (or the record date, if any, for such transaction or event) for the same aggregate exercise price as provided for in this Warrant.

4.

Transfer of Warrant.   Subject to the provisions of Section 2, this Warrant or the Warrant Shares may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant or the Warrant Shares to the Company with written instructions for such transfer in the form attached hereto as Exhibit ''B''.  Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Section 4.

5.

Notices.   Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or one business day after delivery to such courier service or five business days after mailing, as the case may be, shall be the date of such notice, election or demand.  For the purposes of this Warrant:

The address of

700 E. Palisade Avenue

Holder is:

Englewood Cliffs, New Jersey, 07632

The address of

the Company is:

1121 Steeles Avenue West, Suite 803

Toronto, Ontario, M2R 3W7

6.

Amendment and Waiver.   Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

7.

Descriptive Headings; Governing Law.   The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

"COMPANY":

SILVER DRAGON RESOURCES INC.

Per:____________________________
Marc Hazout – President and C.E.O.

"HOLDER":

HELLER CAPITAL INVESTMENTS LLC.

By:____________________________
Name:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:  Silver Dragon Resources, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

___

________ shares of the Common Stock covered by such Warrant; or

___

the maximum number of shares of Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of  a bank draft in the sum of $__________ in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is

The undersigned represents and warrants that the representations and warranties of the undersigned in this Warrant are true and accurate with respect to the undersigned on the date hereof.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the ''Securities Act''), or pursuant to an exemption from registration under the Securities Act.

Dated: _______________________	____________________________________
(Signature must conform to name of holder as
specified on the face of the Warrant)

____________________________________
____________________________________
(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading ''Transferees'' the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Silver Dragon Resources, Inc. to which the within Warrant relates specified under the headings ''Percentage Transferred'' and ''Number Transferred,'' respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Silver Dragon Resources, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ____________ , _____________
(Signature must conform to name of holder as specified
on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)